Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

- Net Income of $0.26 per Diluted Share for Second Quarter 2017 -
- Second Quarter 2017 Core FFO of $0.23 per Diluted Share -
- Same Property Portfolio NOI Up 6.6% Compared to Second Quarter 2016 -
- Consolidated Portfolio NOI Up 19.3% Compared to Second Quarter 2016 -
- Stabilized Same Property Portfolio Occupancy at 96.0% -
- 20.4% GAAP and 10.6% Cash Releasing Spreads -

Los Angeles, California - August 1, 2017 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the second quarter of 2017.

Second Quarter 2017 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.26 per diluted share for the quarter ended June 30, 2017, compared to $0.19 per diluted share last year.

•	Core Funds From Operations (FFO) and FFO of $0.23 per diluted share for the quarter ended June 30, 2017.

•
Total second quarter rental revenues of $36.4 million, which represents an increase of 19.4% year-over-year. Property Net Operating Income (NOI) of $26.9 million, which represents an increase of 19.3% year-over-year.

•
Same Property Portfolio NOI increased 6.6% in the second quarter of 2017 compared to the second quarter of 2016, driven by an 8.2% increase in Same Property Portfolio total rental revenue and a 12.7% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 5.1% compared to the second quarter of 2016.

•	Signed new and renewal leases totaling 780,716 rentable square feet. Rental rates on new and renewal leases were 20.4% higher than prior rents on a GAAP basis and 10.6% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 96.0%, which was unchanged year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 93.5%, which represents an increase of 200 basis points year-over-year.

•
At June 30, 2017, the consolidated portfolio including repositioning assets was 92.1% leased and 91.4% occupied, which represents an increase in occupancy of 130 basis points year-over-year. At June 30, 2017, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.9 million rentable square feet, was 97.2% leased and 96.5% occupied.

•	During the second quarter of 2017, the Company acquired five industrial properties for a total purchase price of $224.2 million.

•	During the second quarter of 2017, the Company sold two industrial properties for a total sales price of $58.8 million.

“We are pleased with our strong second quarter performance, which included a 6.6% increase in Same Property NOI and double-digit GAAP and cash releasing spreads on over 780 thousand square feet of new and renewal leases, which demonstrates the continued strong demand for our product within our infill Southern California industrial market,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the quarter, we acquired $224.2 million and, subsequent to quarter-end, we acquired an additional $285.7 million of high quality, core and value-add industrial property investments in our severely supply constrained infill submarkets, with 60% of the quarter’s investments acquired through off-market or lightly-marketed transactions. As we progress through the second half of 2017 and beyond, we believe we are well positioned to capitalize on our deep market presence, our strong balance sheet and our talented team as we focus on continuing to create long term value for our shareholders.”

Financial Results:

The Company reported net income attributable to common stockholders of $17.8 million, or $0.26 per diluted share, for the three months ended June 30, 2017, as compared to net income attributable to common stockholders of $12.3 million, or $0.19 per diluted share, for the three months ended June 30, 2016. Net income for the three months ended June 30, 2017, included $16.6 million of gains on sale of real estate, as compared to $11.6 million for the three months ended June 30, 2016.

The Company reported net income attributable to common stockholders of $22.0 million, or $0.33 per diluted share, for the six months ended June 30, 2017, as compared to net income attributable to common stockholders of $13.6 million, or $0.23 per diluted share, for the six months ended June 30, 2016. Net income for the six months ended June 30, 2017, included $19.2 million of gains on sale of real estate, as compared to $11.6 million for the six months ended June 30, 2016.

The Company reported Company share of Core FFO of $15.9 million, or $0.23 per diluted share of common stock, for the three months ended June 30, 2017, as compared to Company share of Core FFO of $13.9 million, or $0.22 per diluted share of common stock, for the three months ended June 30, 2016. Adjusting for net non-core expenses and reimbursements ($20 thousand reported during the second quarter of 2017 and $0.6 million reported during the second quarter of 2016), Company share of FFO was $15.9 million, or $0.23 per diluted share of common stock, as compared to Company share of FFO of $13.3 million, or $0.21 per diluted share of common stock, for the three months ended June 30, 2016.

The Company reported Company share of Core FFO of $31.0 million, or $0.46 per diluted share of common stock, for the six months ended June 30, 2017, as compared to Company share of Core FFO of $25.9 million, or $0.43 per diluted share of common stock, for the six months ended June 30, 2016. Adjusting for net non-core expenses and reimbursements ($0.4 million reported during the first six months of 2017 and $0.5 million during the first six months of 2016), Company share of FFO was $30.6 million, or $0.45 per diluted share of common stock, as compared to Company share of FFO of $25.4 million, or $0.42 per diluted share of common stock, for the six months ended June 30, 2016.

For the three months ended June 30, 2017, the Company’s Same Property Portfolio GAAP NOI increased 6.6% compared to the second quarter of 2016, driven by an 8.2% increase in Same Property Portfolio total rental revenue, and a 12.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 5.1% compared to the second quarter of 2016. Netting out approximately $0.3 million of non-recurring costs related to impacts from historic rainfall, the increase in Same Property Portfolio expenses would have been 8.2% and the increase in Same Property Portfolio GAAP NOI would have been 8.1%.

Operating Results:

In the second quarter of 2017, the Company signed 139 new and renewal leases totaling 780,716 rentable square feet. Average rental rates on comparable new and renewal leases were up 20.4% on a GAAP basis and up 10.6% on a cash basis. The Company signed 52 new leases for 310,950 rentable square feet, with GAAP rents up 31.3% compared to the prior in-place leases. The Company signed 87 renewal leases for 469,766 rentable square feet, with GAAP rents up 16.5% compared to the prior in-place leases. For the 52 new leases, cash rents were up 24.2%, and for the 87 renewal leases, cash rents were up 5.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2017. See below for information regarding the supplemental information package.

Transaction Activity:

In the second quarter 2017, the Company completed five acquisitions, for an aggregate purchase price of $224.2 million, as detailed below. Additionally, the Company sold two industrial properties for $58.8 million.

In April 2017, the Company acquired 2390 Ward Avenue, a 100% leased industrial property containing 138,700 square feet on 8.07 acres, located in the Ventura County submarket for approximately $16.5 million, or approximately $119 per square foot.

In May 2017, the Company acquired Safari Business Center, a 97% leased 16-building industrial park containing approximately 1.14 million square feet on 52.2 acres, located in the Inland Empire West submarket, for $141.2 million, or approximately $124 per square foot.

In June 2017, the Company acquired 4175 East Conant Street, a 100% leased single-tenant industrial building containing approximately 142,600 square feet, located in the Long Beach/Los Angeles South Bay submarket, for $30.6 million, or approximately $215 per square foot.

In June 2017, the Company acquired 5421 Argosy Avenue, a 100% leased single-tenant industrial building, located in the Orange County West submarket, for $5.3 million, or approximately $150 per square foot.

In June 2017, the Company acquired 14820 Carmenita Road, 14830 Carmenita Road and 13555 Excelsior Drive, a 100% leased property consisting of one two-tenant industrial building and two single-tenant industrial buildings, located in the Los Angeles-Mid Counties submarket for approximately $30.7 million, or approximately $155 per square foot.

In May 2017, the Company sold 2535 Midway Drive, comprising two vacant industrial buildings containing 373,744 square feet, in the Central San Diego submarket, for approximately $40.1 million, or $107 per square foot.

In June 2017, the Company sold 2811 South Harbor Boulevard, a 100% leased single tenant building containing 126,796 square feet, in the Orange County - Airport submarket for $18.7 million, or approximately $147 per square foot.

Subsequent Events:

During July 2017, the Company completed five acquisitions with a combined 1.8 million rentable square feet, for an aggregate purchase price of approximately $285.7 million.

Balance Sheet:

As of June 30, 2017, the Company had $564.2 million of outstanding debt, with an average interest rate of 3.173% and an average term-to-maturity of 5.2 years. As of June 30, 2017, approximately $267 million, or 47%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.78% and an average term-to-maturity of 5.4 years. The remaining $297 million, or 53%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.40% and an average term-to-maturity of 5.1 years. During 2016, the Company executed two interest rate swaps to hedge $225 million of its remaining floating-rate debt beginning in 2018 when the swaps become effective. If these two interest rate swaps were effective as of June 30, 2017, the Company’s debt would be 87% fixed and 13% variable.

In June 2017, the Company launched a new ATM program with total capacity of $150 million, having exhausted the previous $125 million ATM program. Under both programs, the Company issued an aggregate of 4,398,476 shares of common stock during the quarter ended June 30, 2017. The shares were issued at a weighted average price of $26.52 per share, providing gross proceeds of approximately $116.6 million and net proceeds of approximately $114.9 million. The new program has approximately $145.2 million of remaining capacity.

Guidance

The Company is updating its full year 2017 guidance for Company share of Core FFO to a range of $0.93 to $0.96 per diluted share of common stock. This Core FFO guidance refers only to the Company’s in-place portfolio as of August 1, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. Full year guidance assumes the following: year-end Same Property Portfolio occupancy within a range of 94% to 96%, year-end Stabilized Same Property Portfolio occupancy within a range of 96% to 98%, Same Property Portfolio NOI growth for the year of 6% to 8% and general and administrative expenses of $20.0 million to $20.5 million.

The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income attributable to common stockholders per diluted share that would be confusing or misleading to investors.

Dividends:

On July 31, 2017, the Board of Directors declared a dividend of $0.145 per share for the third quarter of 2017, payable in cash on October 16, 2017, to common stockholders and common unit holders of record as of September 29, 2017.

On July 31, 2017, the Board of Directors also declared a cash dividend of $0.36719 per share payable to its Series A Cumulative Redeemable Preferred stockholders, payable in cash on September 29, 2017, to stockholders of record as of September 15, 2017.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, August 2, 2017, at 1:00 p.m. Eastern Time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through September 2, 2017, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13666222.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 144 properties with approximately 18.0 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal fee reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of June 30, 2017. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2016 through June 30, 2017. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning (defined below) or lease-up in connection with or following a completed repositioning. As of June 30, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 298,442 rentable square feet at four of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Land	$763,622	$683,919
Buildings and improvements	923,760	811,614
Tenant improvements	43,717	38,644
Furniture, fixtures, and equipment	167	174
Construction in progress	25,792	17,778
Total real estate held for investment	1,757,058	1,552,129
Accumulated depreciation	(153,163)	(135,140)
Investments in real estate, net	1,603,895	1,416,989
Cash and cash equivalents	13,118	15,525
Notes receivable	—	5,934
Rents and other receivables, net	2,644	2,749
Deferred rent receivable, net	13,628	11,873
Deferred leasing costs, net	9,448	8,672
Deferred loan costs, net	2,239	847
Acquired lease intangible assets, net	41,087	36,365
Acquired indefinite-lived intangible	5,156	5,170
Interest rate swap asset	4,399	5,594
Other assets	7,388	5,290
Acquisition related deposits	2,250	—
Total Assets	$1,705,252	$1,515,008
LIABILITIES & EQUITY
Liabilities
Notes payable	$561,530	$500,184
Interest rate swap liability	1,094	2,045
Accounts payable, accrued expenses and other liabilities	14,298	13,585
Dividends payable	10,642	9,282
Acquired lease intangible liabilities, net	10,785	9,130
Tenant security deposits	16,721	15,187
Prepaid rents	5,204	3,455
Total Liabilities	620,274	552,868
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 shares outstanding as of June 30, 2017 and December 31, 2016, respectively ($90,000 liquidation preference)	86,651	86,651
Common Stock, $0.01 par value 490,000,000 shares authorized and 71,122,902 and 66,454,375 shares outstanding as of June 30, 2017 and December 31, 2016, respectively	708	662
Additional paid in capital	1,027,282	907,834
Cumulative distributions in excess of earnings	(56,992)	(59,277)
Accumulated other comprehensive income	3,216	3,445
Total stockholders’ equity	1,060,865	939,315
Noncontrolling interests	24,113	22,825
Total Equity	1,084,978	962,140
Total Liabilities and Equity	$1,705,252	$1,515,008

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
RENTAL REVENUES
Rental income	$31,132	$26,119	$60,746	$49,618
Tenant reimbursements	5,172	4,119	10,327	7,677
Other income	115	259	347	572
TOTAL RENTAL REVENUES	36,419	30,497	71,420	57,867
Management, leasing and development services	145	111	271	245
Interest income	218	—	445	—
TOTAL REVENUES	36,782	30,608	72,136	58,112
OPERATING EXPENSES
Property expenses	9,536	7,959	18,758	15,502
General and administrative	5,123	4,521	10,209	8,123
Depreciation and amortization	14,515	12,610	28,114	23,824
TOTAL OPERATING EXPENSES	29,174	25,090	57,081	47,449
OTHER EXPENSES
Acquisition expenses	20	635	405	1,110
Interest expense	4,302	3,716	8,300	6,970
TOTAL OTHER EXPENSES	4,322	4,351	8,705	8,080
TOTAL EXPENSES	33,496	29,441	65,786	55,529
Equity in income from unconsolidated real estate entities	—	62	11	123
Loss on extinguishment of debt	—	—	(22)	—
Gains on sale of real estate	16,569	11,563	19,237	11,563
NET INCOME	19,855	12,792	25,576	14,269
Less: net income attributable to noncontrolling interest	(531)	(418)	(663)	(470)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	19,324	12,374	24,913	13,799
Less: preferred stock dividends	(1,322)	—	(2,644)	—
Less: earnings attributable to participating securities	(156)	(75)	(247)	(153)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$17,846	$12,299	$22,022	$13,646
Net income attributable to common stockholders per share – basic	$0.26	$0.19	$0.33	$0.23
Net income attributable to common stockholders per share – diluted	$0.26	$0.19	$0.33	$0.23

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	June 30, 2017		June 30, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	93.8%	98.4%	89.7%	95.7%	410 bps	270 bps
Orange County	95.1%	96.2%	87.5%	98.9%	760 bps	(270) bps
San Bernardino County	89.7%	89.7%	97.3%	97.3%	(760) bps	(760) bps
San Diego County	95.3%	95.3%	97.0%	97.0%	(170) bps	(170) bps
Ventura County	91.5%	91.5%	91.8%	91.8%	(30) bps	(30) bps
Total/Weighted Average	93.5%	96.0%	91.5%	96.0%	200 bps	0 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2017, adjusted for space aggregating 298,442 rentable square feet at four properties that were in various stages of repositioning or lease-up as of June 30, 2017.

(2)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2016, adjusted for space aggregating 531,964 rentable square feet at six properties that were in various stages of repositioning or lease-up as of June 30, 2016.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended June 30,				Six months ended June 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Rental income	$24,551	$22,647	$1,904	8.4%	$48,527	$45,183	$3,344	7.4%
Tenant reimbursements	3,752	3,368	384	11.4%	7,702	6,886	816	11.9%
Other income	93	241	(148)	(61.4)%	302	420	(118)	(28.1)%
Total rental revenues	28,396	26,256	2,140	8.2%	56,531	52,489	4,042	7.7%
Property expenses	7,640	6,778	862	12.7%	15,136	13,957	1,179	8.4%
Same Property Portfolio NOI	$20,756	$19,478	$1,278	6.6%	$41,395	$38,532	$2,863	7.4%
Straight-line rents	(738)	(436)	(302)	69.3%	(1,421)	(1,290)	(131)	10.2%
Amortization above/below market leases	92	90	2	2.2%	173	83	90	108.4%
Same Property Portfolio Cash NOI	$20,110	$19,132	$978	5.1%	$40,147	$37,325	$2,822	7.6%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income	19,855	12,792	25,576	14,269
Add:
General and administrative	5,123	4,521	10,209	8,123
Depreciation and amortization	14,515	12,610	28,114	23,824
Acquisition expenses	20	635	405	1,110
Interest expense	4,302	3,716	8,300	6,970
Loss on extinguishment of debt	—	—	22	—
Deduct:
Management, leasing and development services	145	111	271	245
Interest income	218	—	445	—
Equity in income from unconsolidated real estate entities	—	62	11	123
Gains on sale of real estate	16,569	11,563	19,237	11,563
Net operating income (NOI)	26,883	22,538	52,662	42,365
Non-Same Property Portfolio operating revenues	(8,023)	(4,241)	(14,889)	(5,378)
Non-Same Property Portfolio property expenses	1,896	1,181	3,622	1,545
Same Property Portfolio NOI	20,756	19,478	41,395	38,532
Straight-line rents	(738)	(436)	(1,421)	(1,290)
Amort. above/below market leases	92	90	173	83
Same Property Portfolio Cash NOI	20,110	19,132	40,147	37,325

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net income	$19,855	$12,792	$25,576	$14,269
Add:
Depreciation and amortization	14,515	12,610	28,114	23,824
Depreciation and amortization from unconsolidated joint ventures(1)	—	5	—	10
Deduct:
Gains on sale of real estate	16,569	11,563	19,237	11,563
Gain on acquisition of unconsolidated joint venture property	—	—	11	—
Funds From Operations (FFO)	$17,801	$13,844	$34,442	$26,540
Less: preferred stock dividends	(1,322)	—	(2,644)	—
Less: FFO attributable to noncontrolling interest(2)	(468)	(421)	(917)	(870)
Less: FFO attributable to participating securities(3)	(138)	(114)	(275)	(238)
Company share of FFO	$15,873	$13,309	$30,606	$25,432

FFO per common share - basic	$0.23	$0.21	$0.46	$0.43
FFO per common share - diluted	$0.23	$0.21	$0.45	$0.42

FFO	$17,801	$13,844	$34,442	$26,540
Adjust:
Legal fee reimbursements	—	—	—	(643)
Acquisition expenses	20	635	405	1,110
Core FFO	$17,821	$14,479	$34,847	$27,007
Less: preferred stock dividends	(1,322)	—	(2,644)	—
Less: Core FFO attributable to noncontrolling interest(2)	(468)	(440)	(928)	(883)
Less: Core FFO attributable to participating securities(3)	(138)	(119)	(278)	(242)
Company share of Core FFO	$15,893	$13,920	$30,997	$25,882

Core FFO per common share - basic	$0.23	$0.22	$0.46	$0.43
Core FFO per common share - diluted	$0.23	$0.22	$0.46	$0.43

Weighted-average shares of common stock outstanding – basic	67,921	64,063	67,135	59,666
Weighted-average shares of common stock outstanding – diluted	68,331	64,305	67,483	59,861

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.